SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


            Date of Report (Date of Earliest Event) February 4, 1999


                            Marvel Enterprises, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


Delaware                            1-13638                       13-3711775
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(State or Other                   (Commission               (I.R.S. Employer
Jurisdiction of                   File Number)                 Identification
incorporation)                                                          No.)





                   685 Third Avenue, New York, New York 10017
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               (Address of Principal Executive Offices) (Zip Code)


                                 (212) 682-4700
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              (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, If Changed Since Last Report.)



804811.1

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ITEM 5.           Other Events.

On January 29, 1999, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing it has entered into a definitive agreement for the sale of substantially all of the assets constituting its Fleer/Skybox International trading card business, for a purchase price of $26 million in cash to a newly formed private company founded by Alex Grass and his son Roger Grass.

On February 4, 1999, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.2, announcing it is pursuing an offering of $250 million principal amount of senior notes due 2009. A portion of the proceeds from the offering will be used to repay the $200 million short-term bridge loan indebtedness incurred by the Registrant in October 1998 to finance its acquisition of Marvel Entertainment Group, Inc.

ITEM 7.           Financial Statements and Exhibits.

(c)  Exhibits.

99.1. Press release of the Registrant, dated January 29, 1999.

99.2. Press release of the Registrant, dated February 4, 1999.




804811.1

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  MARVEL ENTERPRISES, INC.
                                  (Registrant)


Date:  February 4, 1999
                                  By: /s/ WILLIAM H. HARDIE, III
                                      -------------------------------
                                      Name:  William H. Hardie, III
                                      Title: Executive Vice President,
                                               Business Affairs